Exhibit 99.(p)(7)

Personal Investing | Page 1MFS® Code of Ethics Policy April 2, 2025 Personal Investing Applies to All MFS full-time, part-time and temporary employees globally All MFScontractors, interns and co-ops who have been notified by Compliance that they are subject to this policy All MFS entities Questions? iComply@mfs.com Compliance Helpline, x54290 RyanErickson, x54430 Elysa Aswad, x54535 Carrie Arnott, x55971 Joe Peterson, x57574 For more information on administration such as regulatory authority, supervision, interpretation and escalation, monitoring, related policies, amendment or recordkeeping please click this link. The inherent nature of MFS’ services in selecting and trading securities has the potential to create a real or apparent conflict of interest with your personal investing activities. As a result, every individual subject to this policy has a fiduciary duty to avoid taking personal advantage of any knowledge of our clients’ investment activities. Following the letter and spirit of the rules in this policy is central to meeting client expectations and ensuring that we remain a trusted and respected firm.

Personal Investing | Page 2 Rules That Apply to Everyone Your fiduciary duty Always place clientinterests ahead of your own. You must never: ■ Take advantage of your position at MFS to misappropriate investment opportunities from MFS clients. ■ Seek to defraud an MFS client or do anything that could have the effect of creating fraud or manipulation. ■ Mislead a client. Account reporting obligations Make sure you understand which accounts are reportable accounts. To determine whether an account is reportable, ask the followingquestions: 1 Is the account one of the following? ŭ Abrokerage account. ŭ Any other type of account (such as employee stock option or stock purchase plans or UK Stocks and Shares ISA accounts) in which you have the ability to hold or trade reportable securities (see the list of reportable securities on page 8). ŭ Any account, including MFS-sponsored retirement or benefit plans, that holds a reportable fund (see definition of reportable fund on page 9 and a list of these funds on iComply). 2 Is any of the following true? ŭ You beneficially own the account. ŭ The account is beneficially owned by your spouse or domestic partner. ŭ The account is beneficially owned by another member of your household such as a parent, sibling or child for whom you provide financial support, such as sharing of household expenses. ŭ The account is beneficially owned by anyone who you claim as a tax deduction. ŭ The account is controlled (such as via trading authority or power of attorney) by you or another member of your household (other than to fulfill duties of employment) for whom you provide financial support, such as sharing of household expenses. If you answered “yes” to both questions, the account is reportable. Ensure that MFS receives account statements for all your reportable accounts. Depending onthetype of account or your location, you may need to provide them to Compliance directly. Promptly report anynewly opened reportable account or any existing accountthathasbecome reportable(includingthose at an approved broker). This includes accounts that become reportable accounts through life events, such as marriage, divorce, power of attorneyorinheritance. ADDITIONAL REQUIREMENT FOR US EMPLOYEES Does not include interns, contractors, co-ops, ortemporary employees Maintain your reportable accounts at an approved broker. When you join MFS, if you have accounts at non- approved brokers you must close them or move them to an approved broker(list available on iComply). In rare cases, if you file a request that includes valid reasons for an exception, we may permit you to maintain a reportable account at a broker not onthe approved brokerlist(forinstance, if you have a fully discretionaryaccount). The concept of beneficial ownership is broader than that of outright from, or who controls, an account or investment is considered to have beneficial ownership. This means that this policy applies not only to you, but to others that share beneficial ownership in these accounts or topic can be found here. about the applicability of this policy when using such apps.

Personal Investing | Page 3 ADDITIONAL REQUIREMENTS FOR APPOINTED REPRESENTATIVES IN SINGAPORE Provide a copy ofthe contract note for any trade of any security, including reportable securities and non-reportable securities, to Singapore Compliance, within 7 days of the trade. Check with Singapore Compliance on the information you must provide. Securities reporting obligations Make sure you understand which securities are reportable securities.This includesmost stocks, bonds, MFSfunds, exchange-traded funds (ETFs), futures, options, structured products, private placementsand other unregisteredsecurities eveniftheyarenot held in a reportable account. See the table on page 8. Report all applicable accounts, transactions and holdings timely. Use the iComply system and submit all reports by these deadlines: ■ Initial Accounts & Holdings reports: Submit within 10 calendar days of hire or upon an access level change. Information about these holdingsmustbenomorethan45daysoldwhensubmitted. ■ Quarterly Personal Transaction Report: Submit within 30 days oftheendofeachcalendarquarter. ■ Annual Holdings Report: Submit within 30 days of the end of eachcalendar year. Note that you must submit each report even if no transactions or other changesoccurredduringthetimeperiod. The Quarterly Personal Transaction Reports do not need to include: ■ Transactions or holdings in non-reportable securities. ■ Transactions or holdings in discretionary accounts for which thereisanapprovalonfilewithCompliance. ■ Involuntary transactions, such as automatic investment plans, dividend reinvestments, etc. The Annual Holdings Report, however, mustreflect these transactions. Ethical Personal Investing Never trade securities based on the improper use of information, and never help anyone else to do so. This includes any trade based on: ■ Information about the investments of any MFSclient, including front-running and tailgating (trading just before or just after a similartradeforaclientaccount). ■ Confidential information or inside information (information about the issuer of a security, or the security itself, that is both material and non-public). Do notbuyor selloptionson Reportable Securities.This includes options on equities (but not employee stock options), ETFs and indexes. This rule does not apply to those securities listed in the Exempt Securitiesboxbelow. Do not sell securities short. This rule does not apply to those securities listed in the Exempt Securities box below. (thoughyoumust still provide account statements). iComply. currencies,USTreasuries) a current list on iComply. IMPORTANT TO KNOW

Personal Investing | Page 4 Do not trade excessively. At MFS, personal trading is a privilege, not a right. It should neverinterfere with yourjob performance. MFS may limit the number of trades you are allowed during a given period, or may discipline you fortrading excessively. In addition, frequent trading inMFSfundsmay trigger other penalties, as described intherelevant fundprospectuses. Do not accept investment discretion over accounts that are not yours. In limited circumstances, and with advance approval from Compliance, you may be allowed to assume power of attorney relating to financial or investment matters for another person or entity. If you become an executor or trustee of an estate and it involves control over a securities account, you must notify Compliance upon assuming the role, and you must meet any reporting or pre-clearance obligations thatapply. Do not participate in any investment contest or club. This applies whether or not any compensation or prize is awarded. Do nottrade securities that MFS has restricted. Follow MFS’ instructions when you arenotified of arestriction in designatedsecurities. Only make investments in MFS open-end funds or funds sub-advisedbyMFSthroughthesemethods: ■ Directly through MFS Service Center (for US open-end funds) or State Street (Lux) (for Meridian Funds) ■ Through an MFS Approved Broker (US employees) ■ Non-US employees may invest through a financial institution of their choice ■ Through an MFS-sponsored benefit plan account ■ Accounts for which you have received an exception from Compliance, such as a fully discretionary account Note that investments in non-MFS accounts are publicly available share classes only. You must also follow all rules of the relevant prospectus and allrules in this policy, such as reporting and statements. Do not participate in initial public offerings (IPOs) or other limited offerings of securities except with advance approvalfrom MFS. This rule includes initial, secondary and follow-on offerings of equity securities and closed-end funds and new issues of corporate debt securities. To request approval for an IPO or secondary offering, enter an Initial PublicOffering Request using the form found on iComply. Note that approval is not typically granted, and when granted often involves strict limits. Never use aderivative, or any other instrumentor technique,to getaroundarule. If an investment transaction isprohibited, then you are also prohibited from effectively accomplishing the same thing by usingfutures, options,ETFs or any othertype of financial instrument. Do notinvestin Contracts for Difference or engage in spread betting on financial markets. This includes any wagering on market spreads or behaviors and any off-exchange trading. Do notinvestin exchange tradedfunds basedon exposure to a single securityor issuer (“single-stock ETFs”).These productsoffer leveraged, inverse, or other complexexposureandareoften designed toprovidereturnsovershortperiodsoftime. Do nottradeon margin anddonotusegood ‘til canceled limit orders.This ruledoes not applytosecurities that arenot subjecttopre-clearance orto accounts wherearegistered investment adviser has investmentdiscretion. must complete any outstanding obligations. Compliance when uncertain. requirepre-clearancenorreporting reporting compliancepre-approvalandreporting

Personal Investing | Page 5 Rules that Apply Only to Access Persons Pre-clearing personaltrades Make sure you understand which securities require pre-clearance. Note that there are some differences between which securities require pre-clearanceandwhichmustbereported. See the table on page 8 of this policy. Pre-clear all personal trades in applicable securities. Request pre-clearance on the day youwant to execute the trade by entering your request in the iComply system. Remember that you must pre-clear trades for all of your reportable accounts (such as those of a spouse or domestic partner) as well as for securities not held in an account. Once you have requested pre-clearance, wait for aresponse.Do NOT placeanytradeorder until youhavereceivednoticeof approvalforthat trade. Note that pre-clearance requests can be denied at any time and forany reason. Pre-clearance approvals expire at the end of the trading day on which they are issued, trades must be executed on the same day pre-clearance approval isgranted. Obtain advance approval for any private investments or other unregistered securities. This includes private placements (investments in private companies), private investment in public equity securities (PIPES), hedge funds or other private funds, “crowdfunding” or “crowdsourcing” investments, peer-to-peer lending, pooled vehicles (such as partnerships), Initial Coin Offerings (ICO’s), Security Tokens andothersimilarinvestments. Before investing, enter a Private Placement/Unregistered Securities ApprovalRequest foundon iComply, and do not act until you have receivedapproval. Limits to personal investment practices Do not buy and then sell (or sell and then buy) at a profitthe same or equivalent reportable securitywithin 60 calendar days. MFS may interpret this rule very broadly. For example, it may look at transactions across all of yourreportable accounts and may match trades that are not of the same size, security type ortax lot. Any gains realized in connection with these transactions must be surrendered. Note that this rule does not apply to securities that are not subject to pre-clearance, to accounts where a registered investment adviser has investmentdiscretion,ortoinvoluntarytransactions.Japan-based personnel: See rule with higher standard below. ADDITIONAL REQUIREMENTS FOR JAPAN-BASED PERSONNEL Do not buy and then sell (or sell and then buy) the same or equivalent reportable security within six months. Never trade personally in any security you have researched in the prior 30 days or are scheduled to research in the future. are not. Compliance may designate other personnel as Access Persons. This may include consultants, contractors or interns who provide services to MFS, and employees of Sun Life Financial Inc. WHICH ACCESS LEVEL ARE YOU?

Personal Investing | Page 6 ADDITIONAL REQUIREMENTS FOR RESEARCH ANALYSTS including,Research Associates, InstitutionalPortfolioManagers and PortfolioManagerswho may write research notes Never trade (or transfer ownership of) reportable securities personallywhileinpossession ofmaterialinformation about an issuer you have researched or been assigned to research unless you have already communicated the information in aresearch note. Japan-based personnel: See rule with higher standard below. Understand and fulfill your duties with regard to research recommendations. You have an affirmative duty to provide unbiased andtimely researchrecommendations in aresearchnote.You must: ■ Disclose trading opportunities for client accounts prior to trading personally in any securities of that issuer. ■ Provide a research recommendation if a security is suitable for the client accounts even if you have already traded the security personally or if making such a recommendation would create the appearance of a conflict of interest. Notify Compliance promptly of any apparent conflicts, but do notrefrain from making a research recommendation. ADDITIONAL REQUIREMENTS FOR PORTFOLIO MANAGERS includingResearch Analysts and InstitutionalPortfolioManagers assigned to a fund as a portfoliomanager Never personally trade (or transfer ownership of) a reportable security within seven calendar days before or after a trade in any security or derivative ofthe same issuer in any client accountthat youmanage.Inpractice,thismeans: ■ ContactingCompliance promptly when deciding to make a portfolio trade in any security you have personally traded within the past seven calendar days (but do not refrain from making a trade that is suitable for a client account even if you have traded the security personally). ■ Refraining from personally trading any reportable securities you think any of your client accounts might wish to trade within the next seven calendar days. ■ Delaying personal trades in any reportable securities your client accounts have traded until the eighth calendar day after the most recent trade by a client account(orlonger, to be certain of avoiding any appearance of conflict of interest). Note that this rule does not apply to securities that are not subject to pre-clearance, to accounts where a registered investment adviser has investment discretion orto involuntary transactions. Neverbuyandthensell(or sell andthenbuy),within14calendar days, any shares of a fund you manage. Contact Compliance before any fund you manage invests in any securities of an issuer whose private securities you own or ifthe private entity enters into a materialtransaction with a public issuer.Youwill needtodisclose your private interest and assist Complianceinperformingreview.

Additional Information for all Personnel Subject to this Policy Personal Investing | Page 7 BENEFICIAL OWNERSHIP: PRACTICAL EXAMPLES Accounts of parents or children ■ You share a household with one or both parents, but you do not provide any financial support to the parent(s): You are not a beneficial owner of the parents’ accounts and securities. ■ You share a household with one or more of your children, whether minor or adult, and you provide financial support to the child: You are a beneficial owner of the child’s accounts and securities. ■ You have a child who lives elsewhere whom you claim as a dependent for tax purposes: You are a beneficial owner of the child’s accounts and securities. Accounts of domestic partners or roommates ■ You are a joint owner or named beneficiary on an account of which a domestic partner is an owner: You are a beneficial owner of the domestic partner’s accounts and securities. ■ You provide financial support to a domestic partner, either directly or by paying any portion of household costs: You are a beneficial owner of the domestic partner’s accounts and securities. ■ You have a roommate: Generally, roommates are presumed to be temporary and to have no beneficial interest in one another’s accounts and securities. UGMA/UTMA accounts ■ Either you or your spouse is the custodian of a Uniform Gift/ Trust to Minor Account (UGMA/UTMA) for a minor, and one or both of you is a parent of the minor: You are a beneficial owner of the account. (If someone else is the custodian, you are not a beneficial owner.) ■ Either you or your spouse is the beneficiary of an UGMA/UTMA account and is of majority age (for instance, 18 years or older in Massachusetts): You are a beneficial owner of the account. Transfer on death (TOD) accounts ■ You automatically become the registered owner upon the death of the prior account owner: You are a beneficial owner as of the date the account is re-registered in your name, but not before. Trusts ■ You are a trustee for an account whose beneficiaries are not immediate family members: Beneficial ownership is determined on a case-by-case basis, including whether it constitutes an outside business activity (see the OutsideActivities&Affiliations Policy). ■ You are a trustee for an account and you or a family member is a beneficiary: You are a beneficial owner of the account. ■ You are a beneficiary of the account and can make investment decisions without consulting a trustee: You are a beneficial owner of the account. ■ You are a beneficiary of the account but have no investment control: You are a beneficial owner as of the date the trust is distributed, but not before. ■ You are the settlor of a revocable trust: You are a beneficial owner of the account. ■ Your spouse or domestic partner is a trustee and a beneficiary: Beneficial ownership is determined on a case-by-case basis. Investment powers over an account ■ You have power of attorney over an account: You are a beneficial owner as of the date you assume control of the trading or investment decisions on the account, but not before. ■ You have investment discretion over an account that holds, or could hold, reportable securities: You are a beneficial owner of the account, regardless of the location, account type or the registered owner(s) (other than to fulfill duties of employment). ■ You are serving in a role that allows or requires you to delegate investment discretion to an independent third party: Beneficial ownership is determined on a case-by-case basis. Exceptions may only be granted by Compliance. In that capacity, investigates potential violations. The Employee Conduct Oversight Committee reviews potential among other possibilities.

Additional Information for all Personnel Subject to this Policy Personal Investing | Page 8 Note: Securities terminology varies widely in globalmarkets. If a security type is not listed here or you are unsure how a security is treated under this policy, please contact Compliance directly. Funds Money market funds (MFS or other) No No Open-end funds and other pooled products that are advised or sub-advised by MFS (and are not money market funds) Yes No Open-end funds that are not advised or sub-advised by MFS No No 529 Plans holding MFS advised or sub-advised funds Yes No Closed-end funds (including venture capital trusts, investment trusts and MFS closed-end funds) Yes Yes Exchange-traded funds (ETFs), including MFS ETFs, and exchange-traded notes (ETNs), including options, futures, structured notes and other derivatives related to theseexchange-traded securities Yes No Private funds Yes Yes Equities Sun Life Financial Inc. (publicly traded shares) Yes Yes Equity securities, including real estate investment trusts (REITS), and including options, futures, structured notes or other Yes Yes derivatives on equities Fixed income Corporate and municipal bond securities, including options, futures or other derivatives Yes Yes US Treasury securities and other obligations backed by the full faith and credit of the US government No No Government securities issued byAustralia, Canada, Japan, Singapore, France, Germany, Italy, The Netherlands, Spain and the UK Yes No Money market instruments, such as certificates of deposit and commercial paper No No Other types of assets Initial and subsequent investments (including capital calls) in any private placement or other unregistered securities (including real estate limited partnerships or cooperatives) Yes Yes Private MFS stock and private shares of Sun Life of Canada (US) Financial Services Holdings, Inc. No No Limited offerings, IPOs, secondary offerings Yes Yes Derivatives (such as options, futures or swaps) on security indexes Yes No Virtual Currency/Cryptocurrencies (including options and futures on cryptocurrencies) No No Other types of transactions Gifts of securities, including charitable donations, transfers of ownership, and inheritances Yes No Report clear securities. Compliance Compliance No No

Personal Investing | Page 9 Terms with special meanings Within this policy, the following terms carry the specific meanings indicated below. contract for difference A contract for difference (CFD) is a contract between an investor and an investment bank or a spread-betting firm. At the end of the contract, the parties exchange the difference between the opening and closing prices of a specified financial instrument, including shares or commodities. involuntary transaction Transactions that are not under your direct or indirect influence or control, such as inheritances, gifts received, automatic investment plans, dividends and dividend reinvestments, corporate actions (such as stock splits, reverse splits, mergers, consolidations, spin-offs and reorganizations), exercise of a conversion or redemption right or automatic expiration of an option. reportable funds Any fund for which MFS acts as investment advisor, sub-advisor, or principal underwriter including MFS retail funds, MFS Variable Insurance Trust and MFS Meridian funds. See the iComply system Policies & Procedures page for a current list of reportable funds.